                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEALTHCARE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          (Healthcare Recoveries Logo)

                                                                   April 2, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Healthcare Recoveries, Inc. to be held on May 3, 1999 at 1400 Watterson Tower, Louisville, Kentucky 40218. The meeting will begin promptly at 10:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Healthcare Recoveries, Inc.

                                           Sincerely,
                                           /s/ Patrick B. McGinnis
                                           Patrick B. McGinnis
                                           Chairman of the Board and
                                           Chief Executive Officer

                        (Healthcare Recoveries Address)

                                   (HRI Logo)

                          HEALTHCARE RECOVERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 3, 1999

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Healthcare Recoveries, Inc. (the "Company") will be held at 1400 Watterson Tower, Louisville, Kentucky 40218, on Monday, May 3, 1999, at 10:00 a.m., local time, for the following purposes:

          (i) To elect two (2) Class B directors to three-year terms expiring at the 2002 annual meeting of stockholders;

          (ii) To approve and adopt an amendment to the Company's 1997 Stock Option Plan for Eligible Participants (the "Stock Option Plan") to increase the number of shares of Common Stock reserved for issuance under such Stock Option Plan from 860,000 to 1,760,000;

          (iii) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 1999; and

          (iv) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 1999 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on March 17, 1999 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from April 19, 1999 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,
                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer and Secretary

Louisville, Kentucky
April 2, 1999

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          HEALTHCARE RECOVERIES, INC.
                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 1999

                                                                   APRIL 2, 1999

     The enclosed form of proxy is solicited by the Board of Directors of Healthcare Recoveries, Inc. (the "Company") for use at the annual meeting of stockholders to be held on May 3, 1999 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 17, 1999 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 11,502,987 shares of common stock, $0.001 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about April 2, 1999.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote").

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval and adoption of an amendment to the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under such Stock Option Plan and with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes designated as Class A, Class B and Class C, serving staggered, three-year terms. Of the current six directors, two will continue to serve for terms expiring in 2000 and two will continue to serve for terms expiring in 2001 (the "Continuing Directors"). Management of the Company and the Board recommend the election of William C. Ballard, Jr. and Elaine J. Robinson for the office of Class B director to hold office for a three-year term and until their successors are duly elected and qualified.

     The Board has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than two directors. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the Continuing Directors and the nominees for election to the Board. Also set forth below as to each Continuing Director and nominee is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

NOMINEES

CLASS B DIRECTORS -- TERM EXPIRING 2002

MR. WILLIAM C. BALLARD, JR.
Age 58
Director Since 1997

     Mr. Ballard is of counsel to the law firm Greenebaum Doll & McDonald in Louisville, Kentucky. He retired in 1992 after 22 years as the Chief Financial Officer and a director of Humana Inc. Mr. Ballard serves on the boards of directors of American Safety Razor Co., Health Care REIT, Inc., LG&E Energy Corp., Mid-America Bancorp, UnitedHealth Group, and Jordan Telecommunications Products, Inc.

MS. ELAINE J. ROBINSON
Age 50
Director Since 1997

     Ms. Robinson is Executive-In-Residence at the University of Louisville. She served as Vice President and Treasurer of Providian Corporation from December 1991 until November 1, 1997 when she retired after more than ten years service for the company. Providian Corporation was acquired by AEGON N.V. in June 1997.

CONTINUING DIRECTORS

CLASS A DIRECTORS -- TERM EXPIRING 2001

MR. JOHN H. NEWMAN
Age 54
Director Since 1997

     Mr. Newman, based in New York City, has been a partner in the international law firm of Brown & Wood LLP since 1980.

MR. CHRIS B. VAN ARSDEL
Age 55
Director Since 1997

     Mr. Van Arsdel currently serves as Divisional Vice President of Technical Infrastructure at EDS Corporation ("EDS"). From November 1970 to the present, Mr. Van Arsdel has held various positions at EDS, including Divisional Vice President of the Resellers Division, Director of Corporate Quality and Director of Operations.

CLASS C DIRECTORS -- TERM EXPIRING 2000

MS. JILL L. FORCE
Age 46
Director Since 1997

     Ms. Force serves as Senior Vice President, General Counsel and Corporate Secretary of Vencor, Inc. Ms. Force has been General Counsel of Vencor, Inc. since 1989.

MR. PATRICK B. MCGINNIS
Age 51
Director Since 1997

     In 1988, Mr. McGinnis left Humana Inc., where he served as Vice
President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left the Company to become President of the Medaphis Healthcare Information Technology Company, which provides a variety of sophisticated software solutions to healthcare enterprises throughout the United States. He rejoined the Company in January 1997 as its Chairman and Chief Executive Officer. Mr. McGinnis serves on the board of directors of CareTenders Health Corp.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board which is composed of John
H. Newman, Chairman, Jill L. Force, and Chris B. Van Arsdel. The Audit Committee is responsible for, among other things, recommending to the Board of Directors the accounting firm that will serve as independent auditors for the Company and reviewing the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Compensation Committee of the Board which is composed of William C. Ballard, Jr., Chairman, Jill L. Force, and Elaine J. Robinson. The Compensation Committee shall, among other things, approve base salaries of executive officers, approve the terms of annual incentive or bonus plans in which executive officers participate and review and make recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company does not have a nominating committee.

     During 1998, the Board met six times, the Audit Committee met four times and the Compensation Committee met one time. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1998.

DIRECTORS' COMPENSATION

     The Company pays its non-employee directors an annual retainer in the amount of $15,000 plus $1,500 for attendance (in person or by telephone) at each regular meeting of the Board. In 1998, the Company adopted the 1998 Deferred Compensation Plan for Directors (the "Deferred Plan"). The Deferred Plan provides a mechanism under which a director can elect to defer the payment of the foregoing fees until after the earlier of his or her death, resignation, removal or retirement as a director. To date, there have been no deferrals under the Deferred Plan. In addition, the Company provides for the grant of options to purchase Common Stock to each non-employee director of the Company under the Company's Amended and Restated Directors' Stock Option Plan (the "Directors' Plan"). In 1997, each non-employee director was awarded options to purchase 10,000 shares of Common Stock at an exercise price equal to the initial public offering price per share upon consummation of the Company's initial public offering in May 1997. The Directors' Plan provides that beginning on the date of the annual meeting of stockholders in May 1998 and on the date of each subsequent annual meeting for so long as shares are available under the Directors' Plan, each eligible director will receive options to purchase 2,000 shares of Common Stock. The Directors' Plan currently provides that one-third of the shares of Common Stock covered by an option grant will vest on the first anniversary of the date of the grant and on each succeeding anniversary until fully vested, provided that the optionee must be a non-employee director of the Company on each such anniversary in order for options to vest on such date. Subject to adjustment in accordance with the provisions of the Directors' Plan, the total amount of Common Stock for which options may be granted to directors under the Directors' Plan shall not exceed in the aggregate 150,000 shares. As of December 31, 1998, options to purchase 60,000 shares had been granted under the Directors' Plan. The Directors' Plan, with respect to the granting of options, shall terminate at midnight on March 31, 2002.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 17, 1999 by (i) each of the Company's directors, (ii) the Company's named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                              SHARES OF
                                                             COMMON STOCK
                                                             BENEFICIALLY
NAME                                                           OWNED(1)        PERCENT OF CLASS(2)
----                                                         ------------      -------------------
Patrick B. McGinnis........................................    193,334(3)              1.7
Robert G. Bader, Jr. ......................................     14,439(4)                *
Mark J. Bates..............................................        434(5)                *
Debra M. Murphy............................................     44,034(6)                *
Douglas R. Sharps..........................................     51,250(7)                *
Bobby T. Tokuuke...........................................     39,879(8)                *
William C. Ballard, Jr.....................................     19,001(9)                *
Jill L. Force..............................................      6,501(10)               *
John H. Newman.............................................     14,001(11)               *
Elaine J. Robinson.........................................      4,501(12)               *
Chris B. Van Arsdel........................................      4,501(13)               *
All executive officers and directors as a group (11
  persons).................................................    391,875                 3.4

---------------

   * Beneficial ownership represents less than 1% of the Company's outstanding common stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them. Shares have been rounded to avoid listing fractional shares issued in connection with the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").
 (2) Based on an aggregate of 11,502,987 shares of Common Stock issued and outstanding as of December 31, 1998.
 (3) Includes 5,000 shares held by Mr. McGinnis' spouse. Also includes 83,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Healthcare Recoveries, Inc. Non-Qualified Stock Option Plan for Eligible Employees (the "Option Plan").
 (4) Includes 300 shares Mr. Bader holds jointly with his spouse. Includes 805 shares acquired under the Stock Purchase Plan. Also includes 13,334 shares that are not currently outstanding, but that may be acquired within sixty
     (60) days upon the exercise of stock options granted under the Option Plan.
 (5) Represents 434 shares acquired under the Stock Purchase Plan.
 (6) Includes 700 shares which are held by Ms. Murphy as trustee for a minor child. Also includes 28,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan.
 (7) Includes 31,250 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan.
 (8) Includes 21,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan. Also includes 1,212 shares acquired under the Stock Purchase Plan.

 (9) Represents 2,500 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his son, 2,500 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his daughter and 10,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his spouse. Mr. Ballard has sole voting power over the shares. Also, includes 4,001 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(10) Includes 4,001 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(11) Represents 10,000 shares owned by Mr. Newman's spouse. Also includes 4,001 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(12) Includes 4,001 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.
(13) Includes 4,001 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Directors' Plan.

                             EMPLOYMENT AGREEMENTS

     In May 1997, the Company entered into an employment agreement pursuant to which Mr. McGinnis serves as Chairman and Chief Executive Officer of the Company. The employment agreement is for a term of three years, with automatic two year renewals, unless a notice of termination is delivered by either party within not less than sixty (60) days prior to the end of a term or a renewal term. Under the terms of the agreement, Mr. McGinnis received a salary at an initial annual rate of $200,000. The Company may terminate the employment agreement and all of its obligations thereunder if Mr. McGinnis (i) materially breaches any term of the employment agreement, (ii) commits any other act in bad faith materially detrimental to the business or reputation of the Company, (iii) engages in illegal activities or is convicted of any crime involving fraud, deceit, or moral turpitude, or (iv) dies or becomes mentally or physically incapacitated or disabled and is materially unable to perform his obligation under the employment agreement. The Company's obligations under the employment agreement to pay salary, to provide for the continued vesting of stock option awards and to provide for health insurance benefits shall continue for the greater of the remainder of the term (or the renewal term) or two years if the Company terminates the employment agreement for any reason other then (i)-(iv) above, or if Mr. McGinnis terminates the agreement for one of the following reasons (i) the Company materially breaches any term of the employment agreement, (ii) the Company assigns Mr. McGinnis duties, or significantly reduces his assigned duties, in a manner inconsistent with his position with the Company (without his consent), (iii) the Company requires Mr. McGinnis's relocation outside of the metropolitan Louisville, Kentucky area (without his consent), (iv) the Company fails to obtain the assumption of the employment agreement by any successors to the Company, or (v) a Change in Control Event (as defined in the employment agreement) occurs, and Mr. McGinnis's employment is terminated by Mr. McGinnis within 120 days thereafter (in this latter event, Mr. McGinnis may also be entitled to receive a certain Gross-Up Payment (as defined in the employment agreement)). The employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

     On February 12, 1999, the Company's Board and Compensation Committee approved an amendment to Mr. McGinnis' employment agreement to provide that his base salary would be subject to annual increases given in the normal course of business. The Board and the Compensation Committee thereafter approved a cost of living adjustment to Mr. McGinnis' annual salary, increasing such salary by the Company's standard rate of 2.3% and making such salary increase retroactive to February 15, 1998.

     In May 1997, the Company entered into employment agreements with Messrs. Sharps and Tokuuke, and Ms. Murphy, each with a term of three years. Under the terms of the agreements, Mr. Sharps received a salary at an annual rate of $125,000, and Mr. Tokuuke and Ms. Murphy each received a salary at an initial annual rate of $110,000. In May 1998, the Board appointed Ms. Murphy to the position of Executive Vice President -- Operations, HRI Division effective June 1, 1998. In connection with her new position, Ms. Murphy's annual salary was increased to $125,000 (subject to the Company's standard annual cost of living adjustment), and she received 20,000 stock options. The Company may terminate the employment agreements with Messrs. Sharps and Tokuuke, and Ms. Murphy for cause in the following circumstances: (i) material breach of any term of the employment agreement, (ii) commission of any other act materially detrimental to the business or reputation of the Company, (iii) intentional engagement in illegal or dishonest activities or commitment or conviction of any crime involving fraud, deceit, or moral turpitude or (iv) death or mental or physical incapacitation or disability resulting in an inability to perform one's obligations under the employment agreement. Each employment agreement contains certain confidentiality and noncompete provisions in favor of the Company. The other named executive officers of the Company do not have employment agreements.

     Mr. Tokuuke entered into an agreement with the Company on June 23, 1998 to amend his employment agreement and his stock option agreement (the "Tokuuke Agreement"). The Tokuuke Agreement, among other things, modified his incentive compensation arrangements, canceled unvested stock options covering 48,333 shares and granted new stock options covering 20,000 shares. One of the effects of Mr. Tokuuke's agreement was to change his status as an executive officer in the Company's management group to a key manager of the Company. As such, Mr. Tokuuke ceased to be a reporting person.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 1998 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT OF
NAME AND ADDRESS                                                   OWNED(1)          CLASS
----------------                                              ------------------   ----------
The Kaufmann Fund, Inc......................................      1,622,500(2)       14.1%
  140 E. 45th Street
  43rd Floor
  New York, New York 10017
FMR Corp....................................................      1,129,200(3)       9.82%
  82 Devonshire Street
  Boston, Massachusetts 02109
Putnam Investments, Inc.....................................        876,900(4)        7.6%
  One Post Office Square
  Boston, Massachusetts 02109
Artisan Partners Limited Partnership........................        811,300(5)       7.06%
  1000 North Water Street #1770
  Milwaukee, Wisconsin 53202
AMVESCAP, PLC...............................................        704,100(6)       6.12%
  11 Devonshire Square
  London EC2M4YR
  England
  1315 Peachtree St., N.E
  Atlanta, Georgia 30309
The TCW Group, Inc..........................................        613,500(5)        5.3%
  865 South Figueroa Street
  Los Angeles, California 90017

---------------

(1) See Note (1) under "Management Common Stock Ownership" elsewhere herein.
(2) The information regarding The Kaufmann Fund, Inc. ("Kaufmann") is given in reliance upon a Schedule 13G filed by such stockholder on or about February 18, 1998 with the Securities and Exchange Commission (the "Commission"). The
    Schedule 13G indicated that Kaufmann has sole voting power and sole dispositive power over 1,622,500 shares.
(3) The information regarding FMR Corp. ("FMR") is given in reliance upon a
    Schedule 13G filed on or about February 12, 1999 by such stockholder, Edward
    C. Johnson III ("Johnson") and Abigail P. Johnson (who through their ownership of common stock of FMR and the execution of a shareholders' voting agreement may be deemed to form a controlling group with respect to FMR), Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and a registered investment advisor and Fidelity Low-Priced Stock Fund ("Fidelity Fund"), an investment company. The Schedule 13G indicated that Fidelity is the beneficial owner of 1,114,500 shares and that Johnson and FMR, through its control of Fidelity, each has the sole power to dispose of the 1,114,500 shares. The Schedule 13G also indicated that neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly or by the Fidelity funds. The Schedule 13G also indicated that Fidelity Fund had an interest in 737,500 shares. The Schedule 13G also stated that Fidelity Management Trust Company, ("Fidelity Management"), a wholly owned subsidiary of FMR, is beneficial owner of 14,700 shares and that Johnson and FMR each has sole dispositive power over the 14,700 shares and sole power to vote or to direct the voting of the 14,700 shares.
(4) The information regarding Putnam Investments, Inc. ("PI") is given in reliance upon a Schedule 13G filed by such stockholder, its parent corporation, Marsh & McLennan Companies, Inc. ("MMC"), two wholly owned registered investment advisors of PI, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") on or about January 21, 1998 with the Commission. The Schedule 13G stated that neither MMC or PI have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The Schedule 13G indicated that PIM had shared dispositive power over 452,400 shares; and that PAC had shared voting power over 401,900 shares and shared dispositive power over 424,500 shares.
(5) The information regarding Artisan Partners Limited Partnership ("Artisan Partners") is given in reliance upon a Schedule 13G filed on or about February 11, 1999 by such stockholder, Artisan Investment Corporation, the general partner of Artisan Partners ("Artisan Corp."), and the principal stockholders of Artisan Corp., Andrew A. Ziegler and Carlene Murphy Ziegler. The Schedule 13G indicated that Artisan Partners, Artisan Corp., Andrew A. Ziegler and Carlene Murphy Ziegler have shared voting and shared dispositive power over 811,300 shares.
(6) The information regarding AMVESCAP PLC ("AMVESCAP") is given in reliance upon a Schedule 13G filed on or about February 11, 1999 by such stockholder, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc., and INVESCO (NY) Asset Management, Inc., all of which have shared voting and shared dispositive power over 704,100 shares.
(7) The information regarding The TCW Group, Inc. ("TCW Group") is given in reliance upon a Schedule 13G filed by such stockholder and Robert Day ("Day"), an individual who may be deemed to control the TCW Group on or about February 12, 1999. The Schedule 13G indicated that the TCW Group and Robert Day have shared voting and shared dispositive power over 613,500 shares. The Schedule 13G states that the TCW Group holds 0 shares directly, and Day holds 0 shares directly or indirectly, other than the indirect holding of the TCW Group. The Schedule 13G indicated that the following subsidiaries of the TCW Group acquired the 613,500 shares: Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (referred to herein as the "named executive officers") for the year ended December 31, 1998. On August 28, 1995, the Company became a wholly-owned subsidiary of Medaphis Corporation ("Medaphis"). Medaphis sold its interest in the Company to the public on May 21, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                             ANNUAL COMPENSATION                COMPENSATION
                                ---------------------------------------------      AWARDS
                                                                    OTHER       ------------
                                                                    ANNUAL       SECURITIES
           NAME AND                                              COMPENSATION    UNDERLYING        ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY ($)    BONUS ($)       $(1)       OPTIONS (#)     COMPENSATION ($)
------------------------------  ----   ----------    ---------   ------------   ------------    ----------------
Patrick B. McGinnis...........  1998    $200,000     $103,416     $      --        50,000           $13,561(2)
  Chairman, Chief Executive     1997     163,132      137,061     1,120,000       200,000            49,944(3)
  Officer, Director             1996     110,996       80,664            --            --            89,301(4)
Debra M. Murphy...............  1998     118,654       53,135            --        40,000             9,655(5)
  Executive Vice                1997     106,802       74,324       210,000        65,000             5,566(5)
  President--Operations, HRI    1996      83,071       45,960            --            --             3,080(6)
  Division
Douglas R. Sharps.............  1998     127,432       55,759            --        15,000             7,465(7)
  Executive Vice                1997     121,689       74,401       280,000        78,750             1,018(7)
  President--Finance and        1996     107,152       95,176            --            --               265(8)
  Administration, Chief
  Financial Officer and
  Secretary
Robert G. Bader, Jr...........  1998     110,654       50,964            --        40,000             9,779(9)
  Senior Vice President --      1997
  Business                      1996
  Development
Mark J. Bates.................  1998    $ 62,019(10) $ 57,274            --        50,000           $ 4,659(11)
  Senior Vice President--       1997
  Systems                       1996
Bobby T. Tokuuke (12).........  1998     112,141       21,411            --        25,000(13)         9,614(14)
  Vice President--              1997     107,491       50,513       210,000        65,000(15)         5,903(14)
  Information Systems           1996      92,424       50,714            --            --             3,460(16)

---------------

 (1) This column reflects the dollar value of a stock bonus representing 186,000 shares of the Company's Common Stock that was awarded in connection with the Company's initial public offering on May 21, 1997, as calculated based upon $14.00, the initial public offering price of the Company's Common Stock. The aggregate stock holdings as of December 31, 1998 for Messrs. McGinnis, Sharps, Tokuuke and Ms. Murphy were 110,000, 20,000, 17,000, and 15,700 respectively, having a value of $1,870,000, $340,000, $289,000, and
     $266,900 respectively, based upon the closing price of the Common Stock on The Nasdaq National Market on December 31, 1998.
 (2) All other compensation for 1998 includes amounts paid by the Company on behalf of Mr. McGinnis for matching 401(k) plan contributions and insurance premiums.
 (3) Includes $36,923 paid to Mr. McGinnis for his services as President of Medaphis Healthcare Information Technology Company, a subsidiary of Medaphis ("HIT") and $8,285 of matching contributions to the Medaphis Deferred Compensation Plan (the "Medaphis Deferred Plan"). All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. McGinnis for matching 401(k) plan contributions and insurance premiums.
 (4) Includes $83,301 paid to Mr. McGinnis for his services as President of HIT, $4,500 of matching contributions to the Medaphis Plan (the "Medaphis Savings Plan") and $1,500 of matching contributions to the Medaphis Deferred Plan.

 (5) All other compensation for 1998 and 1997 includes amounts paid by the Company on behalf of Ms. Murphy for matching 401(k) contributions and insurance premiums.
 (6) Includes $1,785 of matching contributions to the Medaphis Savings Plan. All other compensation for 1997 includes amounts paid by the Company on behalf of Ms. Murphy for matching 401(k) contributions and insurance premiums.
 (7) All other compensation for 1998 and 1997 includes amounts paid by the Company on behalf of Mr. Sharps for matching 401(k) plan contributions and insurance premiums.
 (8) Includes amounts paid by the Company on behalf of Mr. Sharps for insurance premiums.
 (9) All other compensation for 1998 includes amounts paid by the Company on behalf of Mr. Bader for matching 401(k) plan contributions and insurance premiums.
(10) This amount represents the compensation Mr. Bates has received since June 23, 1998, the date he joined the Company. His annual salary is $125,000.
(11) All other compensation for 1998 includes amounts paid by the Company on behalf of Mr. Bates for matching 401(k) plan contributions and insurance premiums.
(12) Mr. Tokuuke entered into the Tokuuke Agreement in June 1998 pursuant to which he ceased to be an executive officer, but remained an employee of the Company.
(13) Includes 5,000 options that were canceled pursuant to the Tokuuke Agreement in June 1998.
(14) All other compensation for 1998 and 1997 includes amounts paid by the Company on behalf of Mr. Tokuuke for matching 401(k) plan contributions and insurance premiums.
(15) Includes 43,333 options that were canceled pursuant to the Tokuuke Agreement in June 1998.
(16) Includes $2,151 of matching contributions to the Medaphis Savings Plan and $1,076 of matching contributions to the Medaphis Deferred Plan.

                               EXECUTIVE OFFICERS

                                                                                  EXECUTIVE OFFICER
NAME                                  AGE                 POSITION                      SINCE
----                                  ---                 --------                -----------------
Patrick B. McGinnis.................  51    Chairman of the Board, Chief                1996
                                              Executive Officer & Director
Robert G. Bader, Jr.................  42    Senior Vice President -- Business           1998
                                              Development
Mark J. Bates.......................  39    Senior Vice President -- Systems            1998
Marcia Deutsch......................  47    Senior Vice President -- Corporate;         1999
                                              President, MedCap Division
Debra M. Murphy.....................  43    Executive Vice                              1997
                                            President -- Operations; HRI
                                              Division
Kevin M. O'Donnell..................  52    Executive Vice                              1999
                                            President -- Corporate; President,
                                              SAI Sales Division
Douglas R. Sharps...................  45    Executive Vice President -- Finance         1997
                                            and Administration, Chief Financial
                                              Officer & Secretary
Brian K. Taylor.....................  50    Senior Vice President -- Sales and          1998
                                              Marketing

     PATRICK B. MCGINNIS serves as Chairman, Chief Executive Officer and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left to become President of Medaphis Healthcare Information Technology Company. He rejoined the Company and assumed his current responsibilities in January 1997.

     ROBERT G. BADER, JR. serves as Senior Vice President -- Business Development of the Company. He assumed his current responsibilities in January 1998. From 1992 until 1994 Mr. Bader served as Vice President of Strategic Planning of Blue Cross Blue Shield of Kentucky. In 1994, he assumed the positions of Chief Operating and Chief Financial Officer of Acordia of Louisville, one of the operating companies of Acordia, Inc., which was a publicly traded insurance brokerage and health administrative services company until wholly acquired by Anthem, Inc. in 1997.

     MARK J. BATES serves as Senior Vice President -- Systems at the Company. Before joining HRI in June 1998, Mr. Bates was Director of Application Development at Humana Inc. In his 14 years at Humana Inc. he held a variety of systems management responsibilities including Director of Technical Services, Director of Customer Service, and Director of Development Support. Mr. Bates is a 1981 graduate of Rose-Hulman Institute of Technology with a B.S. in Computer Science. He is a founding member of the Computer Information Systems Corporate Partner Program at the University of Louisville School of Business.

     MARCIA DEUTSCH serves as Senior Vice President -- Corporate; President, MedCap Division. Ms. Deutsch joined the Company in February 1999. Before joining the Company, Ms. Deutsch was President and CEO of MedCap Medical Cost Management, Inc. ("MedCap") since September 1989.

     DEBRA M. MURPHY serves as Executive Vice President -- Operations; HRI Division. Ms. Murphy joined the Company in 1991 as Sales and Marketing Manager. She was promoted to Director of Sales in October 1994, to Vice
President -- Sales in February 1996 and to Senior Vice President in November 1996. She assumed her current responsibilities in June 1997.

     KEVIN M. O'DONNELL serves as Executive Vice President -- Corporate; President, SAI Sales Division. Mr. O'Donnell joined the Company in January 1999 after serving as President of Subro Audit, Inc. since February 1984. Mr. O'Donnell has been an attorney since 1972.

     DOUGLAS R. SHARPS serves as Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. Mr. Sharps joined the Company in January 1990 as Vice President and General Counsel and became Chief Financial Officer in October 1994. He is also the principal of Sharps & Associates, PSC, a law firm that provides support to the Company and handles litigated recoveries in California, Illinois, Kentucky and Texas. He assumed his current responsibilities in January 1997.

     BRIAN K. TAYLOR serves as Senior Vice President -- Sales and Marketing. Before assuming his current responsibilities in June 1998, Mr. Taylor was employed by Aon Risk Services of Kentucky where he served as Vice President from May 1989 to March 1996 and Senior Vice President from March 1996 to June 1998.

                              STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Stock Option Plan and the Option Plan to each of the named executive officers during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       -------------------------------                                    POTENTIAL REALIZABLE
                                           PERCENT OF                                   VALUE AND ASSUMED ANNUAL
                          NUMBER OF          TOTAL                                        RATES OF STOCK PRICE
                          SECURITIES        OPTIONS                                     APPRECIATION FOR OPTION
                       UNDERLYING TOTAL    GRANTED TO                                             TERM
                       OPTIONS GRANTED    EMPLOYEES IN   EXERCISE PRICE   EXPIRATION    ------------------------
NAME                       IN 1998            1998         PER SHARE         DATE          5%            10%
----                   ----------------   ------------   --------------   ----------    ---------    -----------
Patrick B.
  McGinnis...........       50,000             9.5           $20.25         2/22/08     $636,750     $1,613,664
Robert G. Bader,
  Jr.................       40,000             7.6            22.25         1/02/08      559,716      1,418,431
Mark J. Bates........       50,000             9.5            16.88         6/22/08      530,786      1,345,119
Debra M. Murphy......       20,000             3.8            20.25         2/22/08      254,700        645,466
                            20,000             3.8            18.25         5/28/08      229,547        581,716
Douglas R. Sharps....       15,000             2.9            20.25         2/22/08      191,025        484,099
Bobby T. Tokuuke.....        5,000(1)           .9            20.25         2/22/08       63,675        161,366
                            20,000(1)          3.8            16.88         6/22/08      212,314        538,047

---------------

(1) The 5,000 options were canceled and the 20,000 options were granted pursuant to the Tokuuke Agreement. The Company entered into the Tokuuke Agreement in order to facilitate Mr. Tokuuke's change in status from a member of the management group to a key manager.

                             STOCK OPTION EXERCISES

     The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 1998. The table also reflects the value for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1998, the last trading date in 1998 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN
                                                           OPTIONS AT                 THE MONEY OPTIONS
                                                        DECEMBER 31, 1998           AT DECEMBER 31, 1998
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
Patrick B. McGinnis..............................    66,667         183,333       $200,001       $399,999
Robert G. Bader, Jr..............................         0          40,000              0              0
Mark J. Bates....................................         0          50,000              0          6,000
Debra M. Murphy..................................    21,667          83,333         65,001        129,999
Douglas R. Sharps................................    26,250          67,500         78,750        157,500
Bobby T. Tokuuke.................................    21,667          20,000         65,001         60,000

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Price Total Return Index for The Nasdaq Stock Market, U.S. Companies (the "Nasdaq Composite, U.S.") and the Company's peer group index for the periods indicated. This graph reflects the investment of $100.00 on May 22, 1997 (the date the Company's initial public offering was completed by Medaphis) in the Common Stock, the Nasdaq Composite, U.S., the Company's 1997 peer group and the Company's 1998 peer group. The Company's 1998 peer group consists of the following companies: ABR Information Services, CCC Information Services Group, Concentra Managed Care, Inc., HCIA, Health Management Systems, Inc., Hooper Holmes, Inc., Medaphis, MedQuist, Inc., Profit Recovery Group International, QuadraMed and Transcend Services, Inc. In order to obtain a more representative sample, the Company increased the number of companies in the 1998 peer group from the number of companies in the 1997 peer group. One company in the 1997 peer group, Access Health, Inc., is no longer a publicly traded company and accordingly is not represented in the 1998 peer group.

                                                         1997 Peer         1998 Peer
                                          HCRI             Group             Group             NASDAQ
        Measurement Period               Annual            Annual            Annual            Annual
      (Fiscal Year Covered)              Values            Values            Values            Values
5/22/97                                          100               100               100               100
5/30/97                                          103                99               103               102
6/30/97                                          131               105               116               105
7/31/97                                          124               104               109               116
8/29/97                                          120               118               115               116
9/30/97                                          153               125               111               123
10/31/97                                         125               110               108               116
11/28/97                                         137               109               111               117
12/31/97                                         151               110               113               114
1/30/98                                          145               112               113               118
2/27/98                                          144               131               137               129
3/31/98                                          158               129               143               134
4/30/98                                          162               124               146               136
5/29/98                                          123               102               129               130
6/30/98                                          134               105               122               138
7/31/98                                          111                90               108               136
8/31/98                                           66                58                81               109
9/30/98                                           68                51                94               123
10/30/98                                          69                52                94               129
11/30/98                                         113                54               100               142
12/31/98                                         115                54               114               160

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1998, the Compensation Committee consisted of the three disinterested members of the Board (the "Compensation Committee") whose names appear below. The Compensation Committee receives input regarding compensation for the executive officers from the Chief Executive Officer. Currently, the Chief Executive Officer and the named executive officers (other than Messrs. Bader and Bates) are parties to employment agreements that set forth each individual's base salary and contemplate the participation by each employee (other than Mr. Tokuuke) in the Management Group Incentive Compensation Plan.

     Compensation Components. The components of the Company's executive compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to provide competitive base salaries for the Company's executive officers, and incentive compensation and long-term incentives that retain the executive officers and motivate them to achieve the Company's business objectives over the long-term.

     Base Salary. The Chief Executive Officer and each named executive officer (other than Messrs. Bader and Bates) is a party to a three-year employment agreement with the Company that sets forth each officer's base salary. See "Employment Agreements."

     Management Group Incentive Compensation Plan. The Company has adopted an annual performance-based bonus plan in which the named executive officers (other than Mr. Tokuuke) participate. The plan is divided into a nondiscretionary bonus pool and a discretionary bonus pool that provides for cash bonuses to its participants based on certain performance-based thresholds set forth in the plan. The Company estimates that the maximum bonus for the named executive officers will be between 95% and 120% of their respective annual base salaries. Based on its evaluation of the Chief Executive Officer's performance in attaining the Company's financial results, the Compensation Committee will grant Mr. McGinnis an annual bonus from the discretionary bonus pool. Mr. McGinnis will recommend to the Compensation Committee, the discretionary annual bonus for the executive officers based on each executive officer's performance in attaining the Company's financial results.

     Stock Option Plans. The Company maintains stock option plans designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans to certain officers, key employees and consultants of the Company by the Compensation Committee. Stock options are generally granted annually if available and if supported by the Company's growth and profitability. To foster long-term commitments, executives' options typically vest over a three-year period and remain outstanding for ten years. In accordance with United States Treasury Department regulations, in the event the value realized upon the exercise of options by any "covered" employee (the difference between the per share exercise price and the market price on the date of exercise multiplied by the number of options exercised) when combined with such employee's other "covered" compensation in the year of exercise exceeds $1.0 million, the Company will be unable to deduct the amount of such excess compensation.

     Supplemental Retirement Savings Plan. The Company has adopted a non-qualified deferred compensation plan under which certain key employees of the Company may defer up to 16% of their compensation (reduced by the amount they could have deferred under the Company's 401(k) Plan). The Company will match employee contributions equal to the contributions that would have been made under the Company's 401(k) Plan but for certain tax restrictions. Participants will be entitled to receive distributions upon termination of employment. The Company may fund all or part of its obligations under this plan in a trust reachable by the Company's general creditors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million per employee in any taxable year that is paid to the corporation's chief executive officer or to its four other most highly compensated executive officers. No executive officer received more than $1 million in compensation in 1998 that will be subject to the Section 162(m) limitation on deductibility.

     Chief Executive Officer Compensation. As discussed earlier in this Proxy Statement, the Company entered into an employment agreement with the Chief Executive Officer in May 1997. The employment agreement is for an initial term of three years and contains certain confidentiality and noncompete provisions (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. McGinnis received an initial base salary of $200,000, and is eligible to participate in the Management Group Incentive Compensation Plan. On February 12, 1999, the Company's Board and Compensation Committee approved an amendment to the Employment Agreement to provide for annual adjustments to Mr. McGinnis' base salary given in the normal course of business. See "Employment Agreements." The Compensation Committee determines the amount of discretionary bonuses that Mr. McGinnis receives under the Management Group Incentive Compensation Plan, based on his performance with respect to achieving financial results.

     In addition, to augment Mr. McGinnis' long-term incentive for continued employment with the Company, Mr. McGinnis was granted options to acquire 200,000 and 50,000 shares of the Common Stock under the Company's Option Plan in 1997 and 1998 respectively. Additionally, in February 1999 Mr. McGinnis received a loan from the Company, as described elsewhere in this Proxy Statement.

                                          COMPENSATION COMMITTEE

                                          William C. Ballard, Jr., Chairman
                                          Jill L. Force
                                          Elaine J. Robinson

April 2, 1999

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board composed of William C. Ballard, Jr., Chairman, Jill L. Force and Elaine J. Robinson. Mr. Ballard is also of counsel to the law firm Greenebaum Doll & McDonald in Louisville, Kentucky (the "Greenebaum Firm"). From time to time the Company retains the Greenebaum Firm to handle certain legal matters. The fees incurred by the Company in connection with such representation have been immaterial.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MCGINNIS DEMAND NOTE. On February 12, 1999, the Board authorized a loan in the amount of $350,000 to Patrick B. McGinnis, Chairman, Chief Executive Officer and director of the Company, in exchange for a full recourse promissory note in the same amount from Mr. McGinnis. The full recourse promissory note bears interest at a rate equal to either: (1) the Company's cost of borrowing under its Credit Agreement, dated February 1, 1998 with National City Bank of Kentucky and the lenders named therein (the "Credit Agreement"), or (2) if no loan amount is outstanding under the Credit Agreement, the federal short-term rate.

     SHARPS & ASSOCIATES. As part of its obligations under client contracts, the Company generally pays for the legal representation of clients, as required in the recovery process. A portion of those payments is made in the form of a retainer to Sharps & Associates PSC, a law firm solely owned by Douglas R. Sharps, the Company's Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. This law firm employs sixteen attorneys and six paralegals at its offices in Louisville, Kentucky; Oakland, California; Chicago, Illinois; and Dallas, Texas. The Company paid $1,320,000 to such related party during the period ended December 31, 1998 for legal services. However, Mr. Sharps receives no personal benefit from his ownership of the firm.

     MEDCAP MEDICAL COST MANAGEMENT, INC. ASSET PURCHASE. On February 15, 1999, the Company acquired substantially all of the assets and properties of MedCap Medical Cost Management, Inc., a California corporation ("MedCap") pursuant to an Asset Purchase Agreement by and among the Company, MedCap and Marcia Deutsch, the sole shareholder of MedCap. The Company paid approximately $10 million to MedCap and may pay up to fifty percent of the gross profits of the MedCap business for each of the twelve month periods ending December 31, 1999 and 2000, pursuant to an earn-out arrangement.

     In conjunction with the acquisition, Ms. Deutsch entered into an Employment Agreement under which she will serve as Senior Vice President -- Corporate; President, MedCap Division for a term of two years. Ms. Deutsch will receive an annual base salary of $150,000 per year and will be entitled to participate in the Company's incentive compensation plan as described in the Compensation Committee Report on Executive Compensation contained elsewhere in this Proxy Statement. Pursuant to her Employment Agreement and a Stock Option Agreement, Ms. Deutsch also received options to purchase forty thousand (40,000) shares of the Company's Common Stock under the Stock Option Plan. The Employment Agreement also contains certain non-competition, non-interference and non-solicitation covenants.

     The total consideration paid for the assets of MedCap was determined through arm's length negotiations between representatives of the Company, MedCap and Marcia Deutsch. None of the Company or, to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with MedCap or Marcia Deutsch prior to the acquisition.

     SUBRO-AUDIT, INC. AND O'DONNELL LEASING CO., LLP ASSET PURCHASE. On January 25, 1999, the Company acquired substantially all of the assets of Subro-Audit, Inc., a Wisconsin corporation and O'Donnell Leasing Co., LLP, a Wisconsin limited liability partnership (together, "SAI"), pursuant to an Asset Purchase Agreement by and among the Company, SAI, Kevin O'Donnell and Leah Lampone. Kevin O'Donnell and Leah Lampone owned all of the outstanding capital stock of Subro-Audit, Inc. and were the sole general partners of O'Donnell Leasing Co., LLP. The Company paid approximately $24.4 million to SAI and may pay up to $8.5 million over the next two years pursuant to an earn-out arrangement.

     In conjunction with the acquisition, Kevin M. O'Donnell entered into an Employment Agreement under which he will serve as Executive Vice
President -- Corporate; President, SAI Sales Division for a term of two years. The Employment Agreement contains certain non-competition, non-interference and non-solicitation provisions. Mr. O'Donnell may receive a $1.00 per life sales commission based on the number of new lives in excess of 2,000,000 lives. Pursuant to his Employment Agreement and Stock Option Agreement, Mr. O'Donnell also received options to purchase fifty thousand (50,000) shares of common stock under the Stock Option Plan.

     The total consideration paid for the assets was determined through arm's length negotiations between representatives of the Company, SAI, Kevin O'Donnell and Leah Lampone. None of the Company and to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with SAI, Kevin O'Donnell or Leah Lampone prior to the acquisition.

     OTHER TRANSACTION. William C. Ballard, Jr., a director of the Company, is of counsel to the Greenebaum Firm. From time to time the Company retains the Greenebaum Firm to handle certain small legal matters. The fees incurred by the Company in connection with such representation have been immaterial.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. The Form 4s for Mr. Robert G. Bader, Jr. and Mr. Mark J. Bates, executive officers of the Company, relating to 805 shares and 434 shares, respectively, owned by virtue of purchases made under the Stock Purchase Plan were not filed on a timely basis during 1998. The Form 5 for Mr. Bobby T. Tokuuke, who ceased being an executive officer of the Company as of June 23, 1998, relating to 20,000 options granted as of June 22, 1998 under the Company's Option Plan, was not filed on a timely basis during 1998.

                  PROPOSED AMENDMENT TO THE STOCK OPTION PLAN

     The Board has approved and recommends to the stockholders that they approve a proposal to amend certain provisions of the Company's Stock Option Plan to increase the number of shares of Common Stock authorized for grant under such plan from 860,000 to 1,760,000, an increase of 900,000 shares of Common Stock. The text of the proposed amendment to the Stock Option Plan is set forth in Exhibit A to this Proxy Statement.

     The proposed amendment to the Stock Option Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made on a proxy that is properly executed and returned, will be voted "FOR" adoption of the proposed amendment to the Stock Option Plan.

     The Board has determined that the amendment to the Stock Option Plan is in the best interests of the Company and its stockholders. The proposed amendment would provide additional shares for grant to employees of the Company. The Board believes the stock option grants are an effective method to attract and retain employees and that the availability of shares for future grants under the Stock Option Plan is important to the Company's business prospects and operations. Except for the amendment described above, the Stock Option Plan will remain unchanged. The following is a summary of the Stock Option Plan. This summary is qualified in its entirety by reference to such plan.

     Summary Description of the Stock Option Plan. The Company's stockholders approved the Stock Option Plan on December 8, 1997. The Stock Option Plan provides for the grant of options to purchase the Company's Common Stock to eligible participants, which may include any consultant, officer, or other employee of the Company or of an entity that is acquired by the Company. Only eligible participants who are also employees of the Company or a parent or subsidiary of the Company are eligible for the grant of incentive stock options under the Stock Option Plan. As of December 31, 1998, the closing price of the Common Stock on the Nasdaq Stock Market was $17.00 per share. A total of 860,000 shares of Common Stock are currently reserved under the Stock Option Plan. The maximum number of shares of Common Stock with respect to which options may be granted under the Stock Option Plan in any calendar year to any one eligible participant is 100,000 shares. Under the Stock Option Plan, options may not be granted after ten (10) years from the effective date of the Stock Option Plan. As of March 17, 1999, there were 306,050 options available for grant under the Stock Option Plan. Currently, approximately 180 persons are eligible participants under the Stock Option Plan.

     The Stock Option Plan is administered by the Compensation Committee which consists of three non-employee outside directors of the Company. Subject to the terms of the Stock Option Plan, the Compensation Committee has the authority to determine the eligible participants to whom options may be granted and to determine certain other provisions with respect to each option. The Compensation Committee may also delegate to the chief executive officer of the Company the authority to determine the non-executive employees and consultants to whom options may be granted and the terms and conditions of such options.

     Options granted under this Stock Option Plan are generally nontransferable by the optionee and, unless otherwise determined by the Compensation Committee, must be exercised by the optionee during his or her period of employment or service with the Company, a parent or subsidiary of the Company, or, in the case of options other than incentive stock options, during the period of employment or service with a company acquired by the Company, or within a specified period following termination of employment or service. The options shall vest according to the terms that the Compensation Committee determines in its sole discretion. In the event of a Change of Control (as defined by the Stock Option Plan), the unexercised portion of all outstanding options under the Stock Option Plan will automatically become fully vested and immediately exercisable and will remain exercisable until the first anniversary of such event, after which time all outstanding options will immediately terminate as to any portion thereof not exercised. The exercise period for stock options granted under the Stock Option Plan shall end ten (10) years from the date on which such options are granted, or, in the case of incentive stock options granted to an eligible participant who owns more than ten percent of the total combined voting power of the stock of the Company, a subsidiary or parent, five years from the date on which such options are granted.

     Under the terms of the Stock Option Plan, the exercise price for the issuance of Common Stock pursuant to incentive stock options shall be no less than the fair market value of the Company's Common Stock on the date that such options are granted or, if such incentive stock options are granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of either the Company or a subsidiary or parent of the Company, then the exercise price shall be no less than one hundred ten percent (110%) of the fair market value of the Company's Common Stock on the date such options are granted. The aggregate fair market value of the Company's Common Stock subject to incentive stock options granted to an eligible participant under the Stock Option Plan and any other stock option plan that first become exercisable in any calendar year shall not exceed $100,000.

     The number of shares of Common Stock with respect to which options may be granted under the Stock Option Plan shall be adjusted by the Compensation Committee to reflect any change in the capitalization of the Company.

     Estimate of Benefits. The number of options that will be awarded to the Chief Executive Officer and the other executive officers of the Company at future dates is not currently determinable. Information regarding awards to the Chief Executive Officer and the other named executive officers in 1998 is provided elsewhere in this Proxy Statement. See "Stock Option Grants." In addition, in 1998, 235,000 options under the Stock Option Plan were granted to all current executive officers as a group and 223,950 options were granted to 122 employees, including all current officers who are not executive officers.

     Pursuant to the Stock Option Plan, the Company had outstanding, as of December 31, 1998, options to purchase a total of 553,950 shares of Common Stock with exercise prices ranging from $8.56 to $22.25 per share.

     Federal Income Tax Consequences. A description of the federal income tax consequences under present law of participation in the Stock Option Plan is set forth below. Individual circumstances may vary these results. The description is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described in this Proxy Statement. Furthermore, eligible participants participating in the Stock Option Plan may be subject to taxes other than federal income taxes, such as state and local income taxes and estate or inheritance taxes. Accordingly, prior to purchasing, selling or otherwise disposing of Common Stock under the Stock Option Plan, each eligible participant should consult his or her own tax advisor.

  Non-Incentive Stock Options ("Non-ISO")

     An eligible participant is not subject to federal income tax upon the grant of a Non-ISO pursuant to the Stock Option Plan, nor will the grant of the option result in a federal income tax deduction for the Company. As a result of the exercise of a Non-ISO, the eligible participant generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the eligible participant upon exercise over the option price. Such fair market value generally will be determined on the date the shares of Common Stock are transferred pursuant to the exercise. However, if the eligible participant is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined is delayed for up to six months if the eligible participant cannot sell the Common Stock without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, if the eligible participant is subject to
Section 16(b) of the Exchange Act and makes a timely election under sec. 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The eligible participant will recognize ordinary income in the year in which the fair market value of the shares transferred is determined. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the eligible participant when such ordinary income is recognized by the eligible participant, provided the Company satisfies applicable federal income tax reporting requirements. The Company's deduction, however, is subject to a $1,000,000 limitation on the deduction of certain employee remuneration under sec. 162(m) of the Code, unless an exception for performance-based compensation under such section applies under the circumstances.

     Depending on the period the shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a Non-ISO generally will result in a short-term or a long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares transferred to the eligible participant when the Non-ISO was exercised or when any restrictions on the Common Stock lapsed.

     Special rules apply to an eligible participant who exercises a Non-ISO by paying the option price, in whole or in part, by the transfer of shares of Common Stock to the Company.

  Incentive Stock Options ("ISO")

     An eligible participant is not subject to federal income tax upon the grant of an ISO pursuant to the Stock Option Plan, nor does the grant of an ISO result in a federal income tax deduction for the Company. Further, an eligible participant will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an ISO and the related transfer of shares of Common Stock to the eligible participant. However, the excess of the fair market value of the shares transferred upon the exercise of the ISO over the option price for such shares generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax for the year in which the option is exercised. Thus, certain eligible participants may increase their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

     If the shares of Common Stock transferred pursuant to the exercise of an ISO are disposed of within two years from the date the option is granted or within one year from the date the option is exercised (the "holding periods"), the eligible participant generally will recognize ordinary income equal to the lesser of (i) the gain realized (i.e., the excess of the amount realized on the disposition over the option price) or (ii) the excess of the fair market value of the shares transferred upon exercise over the option price for such shares. If the eligible participant is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred upon exercise will be determined may be delayed for up to six months (as explained above with respect to Non-ISOs) unless the eligible participant makes a timely election under sec. 83(b) of the Code. The balance, if any, of the eligible participant's gain over the amount treated as ordinary income on disposition generally will be treated as short-term or long-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company generally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the eligible participant, provided the Company satisfies applicable federal income tax reporting requirements (and subject potentially to limitation under sec. 162(m) of the Code).

     If the shares of Common Stock transferred upon the exercise of an ISO are disposed of after the holding periods have been satisfied, such disposition generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after the holding periods have been satisfied.

     Special rules apply to an eligible participant who exercises an ISO by paying the option price, in whole or in part, by the transfer of shares of Common Stock to the Company.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for 1999. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1997. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1998 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Healthcare Recoveries, Inc.
                                          1400 Watterson Tower
                                          Louisville, Kentucky 40218
                                          Attention: Douglas R. Sharps
                                                Executive Vice President --
                                                Finance and Administration,
                                                Chief Financial Officer and
                                                     Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company no later than December 4, 1999 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be delivered to or mailed and received at the principal executive offices of the Company between February 3, 2000 and March 4, 2000 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting; provided, however, that if notice or public disclosure of the date of the meeting is given or made to stockholders after February 23, 2000, to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER MATTERS

     The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the person named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of CIC is a fee of $4,000 plus expenses.

                                          By Order of the Board of Directors,

                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer
                                          and Secretary
Louisville,
Kentucky April 2, 1999

                                   EXHIBIT A

             PROPOSED AMENDMENT TO HEALTHCARE RECOVERIES, INC. 1997
                  STOCK OPTION PLAN FOR ELIGIBLE PARTICIPANTS

     RESOLVED, that Section 3 of the 1997 Stock Option Plan for Eligible Participants is hereby amended retroactive to the Effective Date of such Plan to make an additional 900,000 shares available by deleting Section 3 of such Plan in its entirety, and replacing it with the following:

        "sec.3. SHARES RESERVED UNDER THE PLAN. There shall be 1,760,000 shares of Stock reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been repurchased by the Company. Furthermore, any shares of Stock subject to an Option that remain unissued after the cancellation or expiration of such Option thereafter shall again become available for use under this Plan. The maximum number of shares of Stock with respect to which an Option or Options may be granted under this Plan in any calendar year to any one Eligible Participant shall be 100,000 shares, and any Option granted before stockholder approval of this Plan automatically shall be granted subject to such approval."

PROXY                     HEALTHCARE RECOVERIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 3, 1999

    The undersigned hereby appoints PATRICK B. McGINNIS and DOUGLAS R. SHARPS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Healthcare Recoveries, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, May 3, 1999 at 10:00 a.m., local time, at 1400 Watterson Tower, Louisville, Kentucky 40218, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) Class B directors to three-year terms expiring at the 2002 annual meeting of stockholders:

[ ] FOR all nominees listed (except as marked                    [ ] WITHHOLD AUTHORITY to vote for
  below to the contrary)                                           all nominees listed

        William C. Ballard, Jr.
        Elaine J. Robinson

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                               A LINE THROUGH THE
                       NOMINEE'S NAME IN THE LIST ABOVE.)
(2) To approve and adopt an amendment to the Company's 1997 Stock Option Plan for Eligible Participants (the "Stock Option Plan") to increase the number of shares of Common Stock reserved for issuance under such Stock Option Plan from 860,000 to 1,760,000:

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

(3) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 1999:

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                (Continued, and to be signed, on the other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY.

                                                 Date                     , 1999
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

                                                      Please sign exactly as
                                                      your name or names appear
                                                      hereon. Where more than
                                                      one owner is shown above,
                                                      each should sign. When
                                                      signing in a fiduciary or
                                                      representative capacity,
                                                      please give full title. If
                                                      this proxy is submitted by
                                                      a corporation, it should
                                                      be executed in the full
                                                      corporate name by a duly
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                                                      APPENDIX A

                          HEALTHCARE RECOVERIES, INC.
                             1997 STOCK OPTION PLAN
                           FOR ELIGIBLE PARTICIPANTS

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
sec. 1. PURPOSE............................................................  A-3
sec. 2. DEFINITIONS........................................................  A-3
       2.1.   Acquisition.................................................   A-3
       2.2.   Board.......................................................   A-3
       2.3.   Code........................................................   A-3
       2.4.   Committee...................................................   A-3
       2.5.   Company.....................................................   A-3
       2.6.   Effective Date..............................................   A-3
       2.7.   Eligible Participant........................................   A-3
       2.8.   Exchange Act................................................   A-3
       2.9.   Fair Market Value...........................................   A-3
       2.10.  ISO.........................................................   A-4
       2.11.  Non-ISO.....................................................   A-4
       2.12.  Option......................................................   A-4
       2.13.  Option Agreement............................................   A-4
       2.14.  Option Price................................................   A-4
       2.15.  Parent......................................................   A-4
       2.16.  Plan........................................................   A-4
       2.17.  Securities Act..............................................   A-4
       2.18.  Stock.......................................................   A-4
       2.19.  Subsidiary..................................................   A-4
       2.20.  Ten Percent Shareholder.....................................   A-4
sec. 3. SHARES RESERVED UNDER THE PLAN.....................................  A-4
sec. 4. ADMINISTRATION.....................................................  A-4
sec. 5. ELIGIBILITY........................................................  A-5
sec. 6. GRANT OF OPTIONS...................................................  A-5
sec. 7. OPTION PRICE.......................................................  A-6
sec. 8. EXERCISE PERIOD....................................................  A-6
sec. 9. NONTRANSFERABILITY.................................................  A-6
sec. 10. SECURITIES REGISTRATION...........................................  A-6
sec. 11. LIFE OF PLAN......................................................  A-7
sec. 12. ADJUSTMENT........................................................  A-7
sec. 13. CHANGE OF CONTROL AND CERTAIN OTHER EVENTS........................  A-7
       13.1.  Change of Control Events.....................................  A-7
       13.2.  The Company..................................................  A-8
       13.3.  Notice.......................................................  A-8
       13.4.  Disposition of Stock Following Change of Control of
               Company.....................................................  A-8
       13.5.  Fractional Shares............................................  A-8
sec. 14. AMENDMENT OR TERMINATION..........................................  A-8
sec. 15. MISCELLANEOUS.....................................................  A-8
       15.1.  No Stockholder Rights........................................  A-8
       15.2.  No Contract of Employment....................................  A-8
       15.3.  Other Conditions.............................................  A-9
       15.4.  Taxes........................................................  A-9
       15.5.  Construction.................................................  A-9
       15.6.  References...................................................  A-9

                          HEALTHCARE RECOVERIES, INC.

                             1997 STOCK OPTION PLAN

                           FOR ELIGIBLE PARTICIPANTS

                                    sec. 1.

                                    PURPOSE

     The purpose of this Plan is to provide options to purchase stock to Eligible Participants in order for such Eligible Participants to acquire or increase their proprietary interest in the Company, and for such Eligible Participants to share in the success of the Company and to encourage them to remain in the employ of the Company.

                                    sec. 2.

                                  DEFINITIONS

     Each capitalized term set forth in this sec. 2 shall have the meaning set forth opposite such capitalized term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1. Acquisition -- means the acquisition by the Company or any of its subsidiaries of all or part of the assets or outstanding capital stock or ownership interests (whether by purchase, merger or other business combination) of any corporation, partnership, joint stock company, limited liability company, joint venture or other business entity or division or other operating unit thereof.

     2.2. Board -- means the Board of Directors of the Company.

     2.3. Code -- means the Internal Revenue Code of 1986, as amended.

     2.4. Committee -- means the committee appointed by the Board to administer this Plan and at all times shall consist of two or more members of the Board who constitute "Non-Employee Directors" as such term is defined in Rule 16b-3 under the Exchange Act and "Outside Directors" as such term is defined in Treasury Regulation sec. 1.162-27(e)(3).

     2.5. Company -- means Healthcare Recoveries, Inc., a Delaware corporation, and any successor.

     2.6. Effective Date -- means the effective date of this Plan, which shall be the date this Plan is adopted by the Board in 1997, provided the Company's stockholders (acting at a duly called meeting of such stockholders) approve this Plan within twelve months after the date the Board adopts this Plan.

     2.7. Eligible Participant -- means any consultant, officer or other employee of the Company, a Parent or a Subsidiary, or any consultant, officer or other employee of an entity that is the subject of an Acquisition, who the Committee, acting in its absolute discretion, has determined to be eligible for the grant of an Option under this plan.

     2.8. Exchange Act -- means the Securities Exchange Act of 1934.

     2.9. Fair Market Value -- means for any date (i) the closing price on such date for a share of Stock as reported by The Wall Street Journal under the quotation system then used and reported on by any national securities exchange (as defined under the Exchange Act) on which the stock is listed or, (ii) if the Stock is not traded on a national securities exchange, the closing price for such date as reported for such date by The Wall Street Journal under the Nasdaq National Market quotation system or under the quotation system under which such closing price is reported or, (iii) if The Wall Street Journal does not report such closing price, such closing price as reported for such date by a newspaper or trade journal selected by the Committee or, (iv) if no such closing price is available for such date, such closing price as so reported or so quoted in accordance with sec. 2.9(i), (ii) or (iii) for the immediately preceding business day, or, (v) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10. ISO -- means an option granted under this Plan to purchase Stock that is intended to satisfy the requirements of sec. 422 of the Code.

     2.11. Non-ISO -- means an option granted under this Plan to purchase Stock that by its terms provides that it will not be treated as an incentive stock option under sec. 422 of the Code or that fails to satisfy the requirements of sec. 422 of the Code.

     2.12. Option -- means an option granted under this Plan to purchase Stock.

     2.13. Option Agreement -- means the written agreement that sets forth the terms of an Option granted to an Eligible Participant under this Plan.

     2.14. Option Price -- means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15. Parent -- means any corporation that is a parent corporation (within the meaning of sec. 424(e) of the Code) of the Company.

     2.16. Plan -- means this Healthcare Recoveries, Inc. 1997 Stock Option Plan for Eligible Participants, as amended from time to time.

     2.17. Securities Act -- means the Securities Act of 1933.

     2.18. Stock -- means the common stock of the Company, par value $.001 per share.

     2.19. Subsidiary -- means any corporation that is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of the Company.

     2.20. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent.

                                    sec. 3.

                         SHARES RESERVED UNDER THE PLAN

     There shall be 860,000 shares of Stock reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been repurchased by the Company. Furthermore, any shares of Stock subject to an Option that remain unissued after the cancellation or expiration of such Option thereafter shall again become available for use under this Plan. The maximum number of shares of Stock with respect to which an Option or Options may be granted under this Plan in any calendar year to any one Eligible Participant shall be 100,000 shares, and any Option granted before stockholder approval of this Plan automatically shall be granted subject to such approval.

                                    sec. 4.

                                 ADMINISTRATION

     This Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board and the Board shall designate the Chairman of the Committee. The Committee shall hold meetings at such times and places as it may determine. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to

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

interpret this Plan and to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board) in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Participant and on each other person directly or indirectly affected by such action. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under this Plan.

                                    sec. 5.

                                  ELIGIBILITY

     Only Eligible Participants shall be eligible for the grant of Options under this Plan. Only Eligible Participants who are employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs under this Plan.

                                    sec. 6.

                                GRANT OF OPTIONS

     The Committee, acting in its absolute discretion, shall have the right to grant Options to Eligible Participants under this Plan, and the Committee may delegate to the chief executive officer of the Company the authority to grant Options to any Eligible Participant, subject to any review, approval or notification required by the Committee, except that the chief executive officer shall not be delegated the authority to grant Options to Eligible Participants who are subject to the reporting requirements of Section 16(a) of the Exchange Act. Each grant of an Option shall be evidenced by an Option Agreement, which shall specify whether the Option is an ISO or Non-ISO and which shall incorporate such other terms and conditions as the Committee, acting in its absolute discretion, or the chief executive officer deems consistent with the terms of this Plan; provided that (unless the Committee or the chief executive officer decides otherwise with respect to any Option grant or grants) each Option Agreement shall provide the vesting provisions of the Option and shall provide that, if the Eligible Participant ceases to be an employee of the Company, any Parent or Subsidiary, or, in the case of a Non-ISO, an employee of any entity that is the subject of an Acquisition, except as a result of a transaction contemplated by sec. 13, before the Option is fully vested, any portion of the Option which is not fully vested on the date of such termination of employment shall be automatically forfeited as of such employment termination date, and the vested portion of the Option which is unexercised shall expire, terminate and become unexercisable no later than the earlier to occur of: (i) the expiration of three months from the date on which the Eligible Participant ceases to be an employee of the Company, any Parent or Subsidiary, or, in the case of a Non-ISO, an employee of any entity that is the subject of an Acquisition, by any reason other than death or permanent and total disability (within the meaning of Code sec. 22(e)(3)), or (ii) the expiration of six months from the date the Eligible Participant ceases to be employed by the Company, any Parent or Subsidiary, or, in the case of a Non-ISO, an employee of any entity that is the subject of an Acquisition, by reason of death or permanent and total disability (within the meaning of Code Section 22(e)(3)).

     The aggregate Fair Market Value of the shares of Stock subject to ISOs and other incentive stock options (that satisfy the requirements under sec. 422 of the Code) granted to an Eligible Participant under this Plan and under any other stock option plan adopted by the Company, a Subsidiary or a Parent that first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted. The Committee shall interpret and administer the limitation set forth in this paragraph in accordance with sec. 422(d) of the Code, and the Committee shall treat this limitation as in effect only for those periods for which sec. 422(d) of the Code is in effect.

                                    sec. 7.

                                  OPTION PRICE

     The Option Price for each share of Stock subject to an ISO shall be no less than the Fair Market Value of a share of Stock on the date such Option is granted or, if the ISO is granted to an Eligible Participant who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted. The Option Price for each share of Stock subject to a Non-ISO may (in the absolute discretion of the Committee or chief executive officer) be more than or equal to the Fair Market Value of a share of Stock on the date such Option is granted; provided that the Option Price for each Non-ISO that is granted to replace a stock option of any entity that is the subject of an Acquisition shall reflect the conversion ratio, if any, applicable to such Acquisition and may (in the absolute discretion of the Committee) be more or less than or equal to the Fair Market Value of a share of Stock on the date such Option is granted; provided further, however, that in no event shall the Option Price be less than adequate consideration as determined by the Committee.

                                    sec. 8.

                                EXERCISE PERIOD

     Each Option granted under this Plan shall be exercisable in whole or in part if and when it is vested and at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable on or after the earlier of

          (a) the date such option is exercised in full or forfeited,

          (b) the date which is the fifth anniversary of the date such Option is granted, if such Option is an ISO and the Eligible Participant is a Ten Percent Shareholder on the date such Option is granted, or

          (c) the date which is the tenth anniversary of the date such Option is granted, if such Option is a Non-ISO or if such Option is an ISO and is granted to an Eligible Participant who is not a Ten Percent Shareholder on the date such Option is granted.

                                    sec. 9.

                               NONTRANSFERABILITY

     No Option granted under this Plan shall be transferable by an Eligible Participant other than by will or by the laws of descent and distribution at his or her death, and an Option shall be exercisable during an Eligible Participant's lifetime only by the Eligible Participant or, if the Eligible Participant is determined under applicable law to be incompetent to act on his or her own behalf, by the person authorized under such applicable law to act on the Eligible Participant's behalf. The Company shall treat any person to whom an Option is transferred by will or by the laws of descent and distribution the same as an Eligible Participant for purposes of exercising such Option.

                                    sec. 10.

                            SECURITIES REGISTRATION

     Each Option Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Eligible Participant shall, if so requested by the Company, hold such shares of Stock for investment and not with a view to resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement also shall provide that, if so requested by the Company, the Eligible Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Stock unless a registration statement shall be in effect with respect to such stock under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of counsel acceptable to the Company, that such registration is not required.

                                    sec. 11.

                                  LIFE OF PLAN

     No Option shall be granted under this Plan on or after the earlier of

          (a) the tenth anniversary of the Effective Date, in which event this Plan thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

          (b) the date on which all of the Stock reserved under sec. 3 has (as a result of the exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    sec. 12.

                                   ADJUSTMENT

     The number of shares of Stock reserved under sec. 3, the number of shares of Stock subject to Options granted under this Plan, and the Option Price of such Options shall be adjusted by the Committee in a equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, a subdivision or combination of the Stock, a reclassification of the Stock, a merger or consolidation of the Company or any like changes in the Stock or in the value of a share of Stock. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares subject to ISOs previously granted under this Plan and the related Option Price for each such Option, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) to grant Options to effect the assumption of, or the substitution for, options previously granted by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such options. If any adjustment under this sec. 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this sec. 12 by the Committee shall be conclusive and binding on affected persons.

                                    sec. 13.

                   CHANGE OF CONTROL AND CERTAIN OTHER EVENTS

     13.1. Change of Control Events. The following events shall constitute "Change of Control" events for purposes of this Plan: (1) The adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than fifty percent of the voting stock of the surviving or resulting corporation; (2) The adoption of a plan of liquidation or the approval of the dissolution of the Company; or (3) The sale or transfer of substantially all of the assets of the Company.

     13.2. The Company. In the event of a Change of Control event described in sec. 13.1(1), the unexercised portion of all outstanding Options under this Plan will automatically become fully vested and immediately exercisable and will remain exercisable (subject to adjustment pursuant to sec. 12) until 12 months after the occurrence of such Change of Control event, after which time all outstanding Options will immediately terminate as to any portion thereof not exercised; provided, the Compensation Committee may approve vesting and exercise periods differing from those provided in this sec. 13.2.

     13.3. Notice. Subject to compliance with applicable federal and state securities laws, the Committee will undertake to provide applicable Eligible Participants with reasonable notice of any Change of Control event described in sec. 13.1 prior to the occurrence of such Change of Control event.

     13.4. Disposition of Stock Following Change of Control of Company. In the event of a Change of Control event described in sec. 13.1(1), each Eligible Participant electing to exercise any outstanding Option will have the right in connection with the closing of such Change of Control event either to (1) sell to the Company or the surviving or resulting corporation, the shares of Stock which the Eligible Participant received upon exercise of such Option at a cash price per share equivalent of the Fair Market Value of the Stock as of the date of such Change of Control event, or (2) receive the number and class of shares of stock or other securities or any other property which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Eligible Participant to receive as the holder of record of the number of shares of Stock which the Eligible Participant received upon exercise of such Option; provided, however, that in the event a Change of Control event contemplated by this sec. 13.4 involves a merger to be accounted for under the "pooling of interests" accounting method, then the Committee shall have the authority hereunder to modify the rights of an Eligible Participant under this sec. 13.4 to the extent necessary in order to preserve the "pooling of interests" accounting treatment for such merger.

     13.5. Fractional Shares. No Change of Control event contemplated by this sec. 13 shall create a right to acquire a fractional share of Stock, and any such fractional share shall be forfeited by the Eligible Participant.

                                    sec. 14.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, except that the Board shall not amend this Plan absent the approval of the stockholders of the Company (a) if stockholder approval of the amendment is required under Code sec. 422, to increase the number of shares of Stock reserved under sec. 3 or to change the class of employees eligible for Options under sec. 5, or (b) if stockholder approval of the amendment is required by a national securities exchange on which the stock is listed, is required in order to comply with Rule 16b-3 under the Exchange Act, or is required to enable Options granted under the Plan to be treated as "qualified performance based compensation" under Treasury Regulation sec. 1.162-27(e); provided that any amendment that specifically applies to Non-ISOs shall not require stockholder approval unless such approval is required under sec. 14(b). The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such modification, amendment or cancellation unless the Eligible Participant consents in writing to such modification, amendment or cancellation.

                                    sec. 15.

                                 MISCELLANEOUS

     15.1. No Stockholder Rights. No Eligible Participant shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Eligible Participant.

     15.2. No Contract of Employment. The grant of an Option to an Eligible Participant under this Plan shall not constitute a contract of employment and shall not confer on an Eligible Participant any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

     15.3. Other Conditions. Each Option may require that an Eligible Participant (as a condition to the exercise of an Option) enter into any agreement or make such representations requested by the Company, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of such Option and provides for the repurchase of such Stock by the Company under certain circumstances.

     15.4. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to an Eligible Participant, beneficiary or legal representative or (ii) requiring an Eligible Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing the Stock.

     15.5. Construction. This Plan shall be construed under the laws of the State of Delaware.

     15.6. References. Any reference in this Plan to a section (sec.) shall be to a section (sec.) of this Plan unless otherwise specified in such reference.